    As filed with the Securities and Exchange Commission on August 17, 2001
                                                 Registration No. 333-86111

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                   FORM S-8/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
             -------------------------------------------------------

                           LONG ISLAND FINANCIAL CORP.
             (Exact Name of Registrant as Specified in its Charter)

        DELAWARE                                11-3453684
(State of Incorporation)                       (IRS Employer Identification No.)

                               ONE SUFFOLK SQUARE
                            ISLANDIA, NEW YORK 11722
                                 (631) 348-0888
   (Address, including zip code, and telephone number including area code, of registrant's principal executive offices)

               LONG ISLAND FINANCIAL CORP. 1998 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                                  COPIES TO:
  DOUGLAS C. MANDITCH                             GEORGE W. MURPHY, JR., ESQ.
  PRESIDENT AND CHIEF EXECUTIVE OFFICER           SUZANNE A. WALKER, ESQ.
  LONG ISLAND FINANCIAL CORP.                     MULDOON MURPHY & FAUCETTE LLP
  ONE SUFFOLK SQUARE                              5101 WISCONSIN AVENUE, N.W.
  ISLANDIA, NEW YORK 11722                        WASHINGTON, D.C.  20016
  (631) 348-0888                                  (202) 362-0840
  (Name, Address and Telephone Number of Agent for Service)


============================================================================================================
                                     CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
     Title of Class of         Proposed Amount     Proposed Purchase  Estimated Aggregate     Amount of
Securities to be Registered   to be Registered 1   Price Per Share     Offering Price 3    Registration Fee
------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par          50,000 shares          $17.75 2             $887,500             $222
value
============================================================================================================
1     50,000 shares are being registered for issuance pursuant to the Long Island Financial Corp. 1998 Stock
      Option Plan, as amended ("Option Plan") in addition to the 175,000 shares registered on August 30, 1999
      (SEC No. 333-86111).   In addition, this Registration Statement covers an indeterminate number of shares reserved for issuance pursuant to the Option Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.
2     Estimated solely for the purpose of calculating the amount of the registration fee.
3     Represents the fair market value of Common Stock on August 15, 2001, for which options for 50,000 shares of Common Stock are available under the Plan.

      THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SECTION 230.462.

Number of Pages 10
Exhibit Index begins on Page 2


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PART I   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The contents of the previously filed Registration Statement for Long Island Financial Corp. dated August 30, 1999 (Registration No. 333-86111), is hereby incorporated by reference. This registration statement is being filed to register additional shares of Long Island Financial Corp. common stock.

ITEM 8.  EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

         (a)List of Exhibits (filed herewith unless otherwise noted)

         3.1      Certificate of Incorporation of the Registrant.1
         3.2      Bylaws of the Registrant.1
         4        Long Island Financial Corp. 1998 Stock Option Plan2
         5        Opinion of Muldoon Murphy & Faucette LLP as to the legality of the Common Stock registered hereby.
         23.1     Consent of KPMG LLP
         24       Powers of Attorney (contained on the signature pages).
-----------------------

         1 Incorporated herein by reference to Exhibits contained in the Registration Statement on Form S-4 (SEC No. 333- 63971) filed with the SEC on September 22, 1998.
         2 Incorporated herein by reference to Exhibit 4 in the Registration Statement on Form S-8 (SEC No. 333-86111) filed with the SEC on August 30, 1999.

                                   SIGNATURES

      THE REGISTRANT.

      Pursuant to the requirements of the Securities Act of 1933, as amended, Long Island Financial Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/A and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Islandia, State of New York, on August 17, 2001.

                                      LONG ISLAND FINANCIAL CORP.


                                      By: /s/ Douglas C. Manditch
                                          --------------------------------------
                                          Douglas C. Manditch
                                          President and Chief Executive Officer

    KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Manditch) constitutes and appoints Douglas C. Manditch and Mr. Manditch hereby constitutes and appoints Perry B. Duryea, Jr., as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


    Name                            Title                           Date
    ----                            -----                           ----


/s/ Douglas C. Manditch       President and Chief               August 17, 2001
-------------------------     Executive Officer
Douglas C. Manditch           (principal executive officer)

/s/ Thomas Buonaiuto          Vice President, Treasurer         August 17, 2001
----------------------        (principal accounting and
Thomas Buonaiuto              financial officer)


/s/ Perry B. Duryea, Jr.      Chairman of the Board             August 17, 2001
------------------------
Perry B. Duryea, Jr.




/s/ Roy M. Kern, Sr.          Vice Chairman of the Board        August 17, 2001
------------------------
Roy M. Kern, Sr.



                              Director
-------------------------
Harvey Auerbach



/s/ Frank J. Esposito         Director                          August 17, 2001
--------------------------
Frank J. Esposito



/s/ John L. Ciarelli          Director                          August 17, 2001
--------------------------
John L. Ciarelli



/s/ Donald Del Duca           Director                          August 17, 2001
-------------------------
Donald Del Duca



/s/ Waldemar Fernandez        Director                          August 17, 2001
-------------------------
Waldemar Fernandez

                              Director
-------------------------
Gordon A. Lenz


/s/ Werner S. Neuburger       Director                          August 17, 2001
-------------------------
Werner S. Neuburger



/s/ Thomas F. Roberts, III    Director                          August 17, 2001
---------------------------
Thomas F. Roberts, III



/s/ Alfred Romito             Director                          August 17, 2001
--------------------------
Alfred Romito



/s/ Sally Ann Slacke          Director                          August 17, 2001
-----------------------
Sally Ann Slacke



/s/ John C. Tsunis            Director                          August 17, 2001
------------------------
John C. Tsunis